Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of American Beacon Funds of our reports dated August 29, 2024, relating to the financial statements and financial highlights, which appear in American Beacon ARK Transformational Innovation Fund’s, American Beacon TwentyFour Strategic Income Fund’s, American Beacon TwentyFour Sustainable Short Term Bond Fund’s, American Beacon Shapiro Equity Opportunities Fund’s, American Beacon Shapiro SMID Cap Equity Fund’s and American Beacon SSI Alternative Income Fund’s (six of the series constituting American Beacon Funds) Annual Reports on Form N-CSR for the period ended June 30, 2024. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Other Service Providers”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 28, 2024